UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

Next Bridge Hydrocarbons, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction
of incorporation)

333-266143	87-2538731
(Commission File Number)	(IRS Employer Identification No.)

6300 Ridglea Place, Suite 950 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 438-1937
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

Statements in this Current Report on Form 8-K that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, and financial condition could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, however not all forward-looking statements contain one or more of these identifying terms. We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current business and expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions, and other factors. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Wolfbone Merger Closing

As previously reported by Next Bridge Hydrocarbons, Inc. (the “Company”) on December 27, 2022, the Company, entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) among Hudspeth Operating, LLC, a Texas limited liability company and wholly owned subsidiary of the Company (“Hudspeth”), Wolfbone Investments, LLC, a Texas limited liability company (“Wolfbone”), McCabe Petroleum Corporation, a Texas corporation (“MPC”) and Gregory McCabe, the sole owner of Wolfbone and MPC (“McCabe”), pursuant to which, among other things, Wolfbone will become a wholly owned subsidiary of the Company in consideration of the issuance by the Company of 56,297,638 shares of the Company’s common stock to McCabe (such transactions collectively, the “Merger”). As a result of the Merger, the Company will acquire Wolfbone’s 22.6249% working interest in the oil and natural gas properties covering approximately 134,000 acres located in the Orogrande Basin in West Texas in Hudspeth County, Texas (the “Orogrande Project”).

On April 18, 2023 (the “Closing Date”), the Company filed the certificate of merger to consummate the Merger and complete the acquisition of Wolfbone and its working interest in the Orogrande Project. The Company expects the Merger to become effective at 12:01 a.m. on the Closing Date, upon receipt of evidence of acceptance of the certificate of merger by the Texas Secretary of State’s office.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 27, 2022 and is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.01 are incorporated into this Item 3.02 by reference.

The Company intends to issue the shares of the Company’s common stock to McCabe under the Merger Agreement, without registration under the Securities Act of 1933, as amended (the “Securities Act”) by reason of an exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering and based on McCabe’s representations and warranties included in the Merger Agreement that (a) such person is an “accredited investor” as defined under the Securities Act, and (b) the shares of common stock are being acquired for investment for such person’s account, and not with a view to resale or distribute any part thereof, unless otherwise allowed for under the Securities Act or any applicable exemption from registration. As a result of the Company being a reporting company with the SEC, the Company believes that McCabe had access to the type of information normally provided in a prospectus for a registered securities offering. No underwriting discounts or commissions were paid in connection with the issuances.

Following consummation of the Merger, the Company expects to have 221,770,359 shares of its common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT BRIDGE HYDROCARBONS, INC.

Date: April 21, 2023	By:	/s/ Clifton DuBose, Jr.
		Name:	Clifton DuBose, Jr.
		Title:	Chairman and Chief Executive Officer